EXHIBIT 99.1  Press release dated May 8, 2003


                     MID-America Apartment CommunitieS, INC.
                           A self-managed Equity REIT
================================================================================
                                  PRESS RELEASE
================================================================================

FROM:        SIMON R.C. WADSWORTH

SUBJECT:     MID-AMERICA FIRST QUARTER FUNDS FROM OPERATIONS GROW 4.7%

DATE:        MAY 8, 2003
--------------------------------------------------------------------------------

Mid-America Funds From Operations Grow 4.7%

Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO"), the generally accepted measure of operating performance for real estate investment trusts, of $14,524,000, or $0.70 per share/unit for the quarter ended March 31, 2003. This compares to FFO of $13,877,000, or $0.68 per share/unit earned during the same period last year. Net income for the quarter ended March 31, 2003 was $4,326,000, or $0.02 per common share, as compared to $4,300,000, or $0.02 per common share for the same quarter of last year. A reconciliation of FFO to net income is attached as a schedule to this press release.

Highlights for the first quarter were:

o FFO per share/unit was 5 cents ahead of consensus and 2 cents higher than the same period of a year ago.

o Leasing conditions remain competitive as same store occupancy at quarter end of 91.9% trails the same point last year at 94.1%.

o However, leasing concessions have moderated somewhat and were down 27.4% from the prior year on a same store basis.

o Almost $150 million of refinancing helped to lower the average interest rate to 5.0% at quarter-end from 5.8% at December 31, 2002.

o Fixed charge coverage ratio continued to strengthen and is at a five year high.

o Two property acquisitions were completed during the quarter, both designated for joint venture ownership: the Preserve at Arbor Lakes, a 284-unit community located in Jacksonville, FL and Green Oaks, a 300-unit community in the Dallas suburb of Grand Prairie, TX.

Eric Bolton, Chairman and CEO said, "As reported in our first quarter earnings pre-announcement on April 16th, FFO for the quarter was better than we had forecast earlier. While we still feel considerable pressure on property revenues due to a very competitive leasing environment, property operating expenses were lower than expected as a result of a continued drop in resident turnover, declining 1.7% on a same store basis from the same period a year ago.
Additionally, maintenance costs associated with resident turnover, were lower than expected as several improvements to the operational management of turnover were implemented. Revenue performance continues to be sluggish as occupancy levels remain below prior year levels. However, we continue to feel that soft market conditions have bottomed out as leasing concessions posted a significant decline from the prior year. Occupancy should improve over the coming summer leasing season."

Simon Wadsworth, Executive Vice-President and CFO said, "Coverage ratios continue to strengthen. For the quarter, our fixed charge coverage improved to
2.49 from 2.44 in the prior quarter, and 2.35 in the same quarter a year ago. Debt service coverage improved to 2.43 from 2.41 in the prior quarter, and 2.30 in the same quarter a year earlier. In addition to the better than anticipated operating performance from our properties, interest expense was also lower than we had anticipated as rates remain low. At quarter-end 84% of our debt was fixed rate, swapped or forward-swapped and only 10% of our debt is scheduled for refinance through the end of 2004, giving us protection once the economy improves and interest rates begin to rise.

We have increased our full-year forecast of FFO to a range of $2.75 to $2.80 per share/unit, with 70 to 72 cents forecast for the second quarter, 66 to 69 cents for the third quarter, and 69 to 71 cents for the fourth quarter. The forecast assumes the continuation of a weak operating environment through 2003."

Al Campbell, Senior Vice-President and Director of Financial Planning said, "Our Dallas and Atlanta properties continue to feel the brunt of the weak leasing environment. These markets have been hardest hit by excessive new construction and weak job growth. We also have seen occupancy in the Tampa, FL market weaken over the last few months. High leasing concessions persist in these markets.

Our concentration of properties in mid-tier and small markets continue to post stable results as Memphis, Jacksonville, Jackson, MS and Lexington, KY properties all generated occupancy results in the 94% to 95% range for the quarter.

     We continue to pursue several property acquisition opportunities. On May 6th we closed on the purchase of Jefferson Pines, a 309-unit apartment community in Houston and anticipate that we will be acquiring additional properties during the year."

Bolton said, "We remain on track with our strategy to further increase dividend coverage. Quarterly coverage ratios have improved on a year-over-year basis for five straight quarters. Our ability to progress significantly during this down part of the cycle and keep dividends and shareholder value fully intact is evident. Our unique portfolio strategy focused on a range of market segments, from large metro markets to smaller tertiary markets, diversified over the stable and steady growth region of the country, will continue to generate one of the best risk adjusted investment returns for the apartment REIT sector. Our dividend remains secure within the range of our FFO estimates. We are confident that a recovering economy and continued progress on our acquisitions initiative will further boost FFO and dividend coverage. Market pricing of the common stock currently offers a discount to net asset value even as we continue to generate steady growth in share value."

The Company provides guidance on FFO and does not forecast net income. It is not possible to reasonably predict the timing and certainty of acquisitions and dispositions that would materially affect depreciation, capital gains or losses and minority interest, or to forecast extraordinary items, which, combined, generally represent the difference between net income and FFO.

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 34,816 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange
Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS
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In thousands except per share data
                                                                      Three months ended March 31,
                                                                  -------------------------------------
                                                                        2003               2002
                                                                  -----------------  ------------------
Property revenues                                                         $ 57,407            $ 56,871
Property operating expenses                                                 23,118              22,399
-------------------------------------------------------------------------------------------------------
Net operating income                                                        34,289              34,472
Interest and other non-property income                                         229                 134
Management and fee income, net                                                 248                 186
FFO from real estate joint ventures                                            373                 320
Property management expenses                                                 2,244               2,313
General & administrative                                                     1,843               1,605
Interest expense                                                            11,635              12,362
Preferred dividend distribution                                              3,925               4,028
Depreciation and amortization non-real estate assets                           344                 270
Amortization of deferred financing costs                                       624                 657
-------------------------------------------------------------------------------------------------------
Funds from operations                                                       14,524              13,877

Depreciation and amortization                                               13,571              13,239
Joint venture depreciation adjustment included in FFO                          498                 343
Preferred dividend distribution add back                                    (3,925)             (4,028)
-------------------------------------------------------------------------------------------------------
Income before gain on disposition of assets and
    minority interest                                                        4,380               4,323
Net gain on disposition of assets and
    insurance settlement proceeds                                               79                  64
Minority interest in operating partnership income                             (133)                (87)
-------------------------------------------------------------------------------------------------------
Net Income                                                                   4,326               4,300
Preferred dividend distribution                                              3,925               4,028
-------------------------------------------------------------------------------------------------------
Net income available for common shareholders                              $    401            $    272
=======================================================================================================

Weighted average common shares and units - Diluted                          20,657              20,512
Funds from operations per share and units - Diluted                       $   0.70            $   0.68
Weighted average common shares - Diluted                                    17,921              17,596
Net income available for common shareholders                              $   0.02            $   0.02

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CONSOLIDATED BALANCE SHEETS
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In thousands
                                                                      March 31,         December 31,
                                                                        2003               2002
                                                                  -----------------  ------------------
Assets
Gross real estate assets                                               $ 1,474,818         $ 1,452,362
Accumulated depreciation                                                  (297,053)           (283,593)
Other real estate assets, net                                               25,335              23,454
-------------------------------------------------------------------------------------------------------
Real estate assets, net                                                  1,203,100           1,192,223
Cash and cash equivalents, including restricted cash                        12,505              18,057
Other assets                                                                30,256              29,187
-------------------------------------------------------------------------------------------------------
    Total assets                                                       $ 1,245,861         $ 1,239,467
=======================================================================================================

Liabilities
Bonds and notes payable                                                $   825,776         $   803,703
Other liabilities                                                           60,661              64,188
-------------------------------------------------------------------------------------------------------
    Total liabilities                                                      886,437             867,891
Shareholders' equity and minority interest                                 359,424             371,576
-------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                           $ 1,245,861         $ 1,239,467
=======================================================================================================

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OPERATING RESULTS
---------------------------------------------------------------------------------------------
Dollars and shares in thousands except per share data
ROA
                                                              Three Months Ended      Trailing
                                                                March 31, 2003       4 Quarters
                                                              -------------------   ------------
       Net income                                                $  4,326             $  16,187
       Minority interest in operating partnership income              133                   539
       Extraordinary items, net of minority interest                    -                 1,339
       Net gain on disposition of assets and
           insurance settlement proceeds                              (79)                 (412)
------------------------------------------------------------------------------------------------
       Income before gain on disposition of assets, minority
           interest and extraordinary items                         4,380                17,653
       Depreciation and amortization                               13,915                55,669
       Amortization of deferred financing costs                       624                 2,679
       Interest expense                                            11,635                48,721
------------------------------------------------------------------------------------------------
       EBITDA                                                    $ 30,554             $ 124,722
================================================================================================

                                                              Annualized         Trailing
                                                                 1Q03           4 Quarters
                                                            ---------------   ---------------
       Gross Real Estate Assets, Average                        $1,503,486        $1,484,701
       EBITDA                                                   $  122,216        $  124,722
       EBITDA/Gross Real Estate Assets                                8.1%              8.4%

                                                                  Three Months Ended March 31,
                                                               ---------------------------------
                                                                    2003              2002
                                                               ----------------   --------------
Common and Preferred Dividends as % of FFO (12 month rolling)          87%               87%
EBITDA/Debt Service                                                  2.43x             2.30x
EBITDA/Fixed Charges                                                 2.49x             2.35x
Total Debt as % of Gross Real Estate Assets                            55%               54%
MAA portion of JV debt                                             $37,524           $27,036
Capitalized Interest YTD                                           $     -           $   127

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding the effects of Minority Interest in Operating Partnership Income, Extraordinary Items, net of Minority Interest, and Net Gain on Disposition of Assets and Insurance Settlement Proceeds is a non-GAAP financial measure used by the Company to assist in measuring the Company's ability to service its debt, and its financial and operating performance.

FAD
                                                               Three Months Ended March 31,
                                                              ---------------------------------
                                                                   2003               2002
                                                              ---------------     -------------
       FFO                                                        $ 14,524          $ 13,877
       Recurring Capex                                               2,493             1,800
-----------------------------------------------------------------------------------------------
       FAD                                                          12,031            12,077
       Depreciation and amortization non-real estate assets            344               270
       Amortization of deferred financing costs                        624               657
-----------------------------------------------------------------------------------------------
       Free Cash Flow                                             $ 12,999          $ 13,004
===============================================================================================

       Average Common Shares and Units - Diluted                    20,657            20,512

PER SHARE (DILUTED)
       FFO                                                        $   0.70          $   0.68
       FAD                                                        $   0.58          $   0.59
       Free Cash Flow                                             $   0.63          $   0.63
       Distribution                                               $   0.585         $   0.585

Funds Available for Distribution (FAD) and Free Cash Flow are non-GAAP financial measures the Company believes are appropriate measures of cash flow available for shareholder distributions after funding normal operating expenses and recurring capital expenditures.

----------------------------------------------------------------------------------------------------------------
COMMUNITY STATISTICS
----------------------------------------------------------------------------------------------------------------
Properties are grouped by operational responsibilty and exclude properties in lease-up
                                                         At March 31, 2003
                               ---------------------------------------------------------------------------------
                                                                                      Average
                                  Number of        Portfolio                        Rental Rate
                                    Units         Concentration      Occupancy        Per Unit
                               ---------------   ----------------   ------------   -----------------------------
Tennessee
    Memphis                             4,429           13.2%            92.8%        $ 623.71
    Nashville                             966            2.9%            91.4%        $ 676.64
    Chattanooga                           943            2.8%            91.7%        $ 566.19
    Jackson                               664            2.0%            92.0%        $ 591.56

Florida
    Jacksonville                        3,130            9.3%            94.3%        $ 717.09
    Tampa                               1,120            3.3%            88.3%        $ 762.32
    Other                               2,518            7.5%            93.4%        $ 722.69

Georgia
    Atlanta                             2,116            6.3%            86.9%        $ 767.65
    Columbus / LaGrange                 1,509            4.5%            92.9%        $ 650.29
    Augusta / Aiken / Savannah          1,132            3.4%            93.9%        $ 627.12
    Other                               1,742            5.2%            90.8%        $ 658.88

Texas
    Dallas                              2,356            7.0%            86.2%        $ 661.27
    Austin                              1,254            3.7%            93.5%        $ 646.74
    Houston                             1,002            3.0%            95.2%        $ 676.24

South Carolina
    Greenville                          1,492            4.4%            87.0%        $ 556.17
    Other                                 784            2.3%            84.6%        $ 680.35

Kentucky
    Lexington                             924            2.8%            92.2%        $ 696.79
    Other                                 624            1.9%            94.7%        $ 606.42

Mississippi                             1,673            5.0%            95.0%        $ 584.68
Alabama                                   952            2.8%            91.9%        $ 645.78
Arkansas                                  808            2.4%            94.4%        $ 618.70
North Carolina                            738            2.2%            87.7%        $ 553.76
Ohio                                      414            1.2%            91.8%        $ 676.73
Virginia                                  296            0.9%            92.6%        $ 724.92
----------------------------------------------------------------------------------------------------------------
                       Total           33,586          100.0%            91.5%        $ 659.57

----------------------------------------------------------------------------------------------------------------
SAME STORE STATISTICS
----------------------------------------------------------------------------------------------------------------
Dollars in thousands except Average Rental Rate

                                 Three Months    Three Months    Percent Change   Three Months   Percent Change
                                    Ended           Ended             From           Ended            From
                                 Mar 31, 2003    Mar 31, 2002     Mar 31, 2002    Dec 31, 2002     Dec 31, 2002
----------------------------------------------  --------------  ---------------  --------------  ---------------
Revenues                              $52,689         $53,244            -1.0%         $53,196            -1.0%

Property Operating Expenses            13,986          14,228            -1.7%          14,810            -5.6%
RE Taxes and Insurance                  6,906           6,179            11.8%           6,789             1.7%
Other Expenses                            192             105            82.9%              87           120.7%
----------------------------------------------------------------------------------------------------------------
Total Operating Expenses               21,084          20,512             2.8%          21,686            -2.8%
----------------------------------------------------------------------------------------------------------------

NOI                                   $31,605         $32,732            -3.4%         $31,510             0.3%
================================================================================================================

Units (1)                              28,723          28,723                           28,723
Average Rental Rate (1)               $654.28         $656.53            -0.3%         $655.73            -0.2%
Average Physical Occupancy (1)          91.9%           94.1%            -2.3%           91.9%             0.0%

(1)  Values are at March 31, 2003 and 2002

---------------------------------------------------------------------------------------------------------
DEBT AS OF MARCH 31, 2003
---------------------------------------------------------------------------------------------------------
Dollars in thousands
                                            Principal      Average Years        Average
                                             Balance       to Maturity(1)         Rate
                                         --------------   -----------------   ---------------------------
Conventional - Fixed Rate or Swapped        $ 419,199              9.7             6.9%
Conventional - Forward Swapped(2)             150,000             10.4             2.0%
Tax-free - Fixed Rate or Swapped              122,176             23.8             5.5%
Conventional - Variable Rate                  117,741             10.5             2.0%
Tax-free - Variable Rate                       16,660             28.3             2.0%
---------------------------------------------------------------------------------------------------------
     Total                                  $ 825,776             12.4             5.0%

(1) Maturities on swapped balances are calculated using the life of the underlying variable debt
(2) As the forward swaps are not yet in effect, the average rate represents the rate on the underlying variable debt

FUTURE PAYMENTS
                                                                                             Average
                                           Scheduled                                        Rate for
                                         Amortization       Maturities           Total     Maturities
                                        ---------------   ---------------   ------------  ----------------
                                2003        $   2,553        $   3,605        $   6,158        7.9%
                                2004            3,650           71,168           74,818        7.0%
                                2005            3,891                -            3,891
                                2006            3,980           36,010           39,990        6.4%
                                2007            3,427                -            3,427
                          Thereafter          107,180          590,312          697,492        4.7%
---------------------------------------------------------------------------------------------------------
                               Total        $ 124,681        $ 701,095        $ 825,776        5.0%

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OTHER DATA
---------------------------------------------------------------------------------------------------------
Shares and units in thousands except per share data
                                                            Three Months Ended March 31,
                                                         ------------------------------------------------
                                                                  2003             2002
                                                         ------------------   ---------------------------
Weighted average common shares and units - Basic                20,487           20,371
Weighted average common shares and units - Diluted              20,657           20,512
Weighted average common shares - Diluted                        17,921           17,596
Number of apartment units with ownership interest
    (excluding development units not delivered)                 34,507           33,434
Apartment units added(sold) during period, net                     584               23

PER SHARE DATA
     Funds from operations per share and units - Basic         $  0.71          $  0.68
     Funds from operations per share and units - Diluted       $  0.70          $  0.68
     Net income available for common shareholders
         per share - Diluted                                   $  0.02          $  0.02
     Dividend declared per common share                        $ 0.585          $ 0.585

DIVIDEND INFORMATION (latest declaration)                  Payment          Payment           Record
                                                          per Share           Date             Date
---------------------------------------------------------------------------------------------------------
     Common Dividend - quarterly                           $0.5850         4/30/2003        4/24/2003
     Preferred Series A - monthly                          $0.1979         5/15/2003         5/1/2003
     Preferred Series B - monthly                          $0.1849         5/15/2003         5/1/2003
     Preferred Series C - quarterly                        $0.5859         4/15/2003         4/1/2003
     Preferred Series F - monthly                          $0.1927         5/15/2003         5/1/2003